Exhibit 31.2

CERTIFICATIONS PURSUANT TO SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Wm. Barrett Wellman,  certify that:

1. I have reviewed this amendment number one to this quarterly report on Form 10-Q/A of CoJax Oil and Gas Corporation; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: June 19, 2020

By:  /s/ Wm. Barrett Wellman

Wm. Barrett Wellman, Chief Financial Officer